Exhibit 99.1

Horizon Technology Finance Announces Strategic Equity

Partnership with Arena Investors and a $100 Million Initial Debt Commitment from a U.S. Based Insurance Company

Newly Formed Joint Venture Expands Horizon’s Venture Lending Brand and Enhances Growth Opportunities

FARMINGTON, Conn., June 5, 2018 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“Company” or “Horizon”), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and cleantech industries, announced today that the Company has established a joint venture with Arena Investors LP (“Arena”).

The newly formed joint venture, Horizon Secured Loan Fund I LLC, or “HSLF”, will be owned and controlled on an equal basis by Horizon and Arena. Each of Horizon and Arena has initially committed to provide up to $25 million of equity to the joint venture, and collectively intend to contribute equity capital, in the aggregate, of up to $100 million. In order to enhance HSLF’s capacity to pursue attractive origination activities, a large U.S. based insurance company (“Lender”) has provided an initial $100 million senior secured debt commitment, which may be increased to $200 million with the mutual agreement of HSLF and the Lender.

“We are pleased to enter into this joint venture that should enable Horizon to expand its brand and market position alongside a strong strategic partner in Arena and a leading global financial debt partner,” said Daniel R. Trolio, Chief Financial Officer of Horizon. “We believe that HSLF will enable us to diversify our investments and achieve attractive economics while maintaining a strong emphasis on credit quality. HSLF is well positioned to build a sizable, high-yielding investment portfolio that contributes to Horizon’s income stream on an ongoing basis and increases our ability to capitalize on compelling venture lending opportunities.”

“An essential component of Arena’s investment strategy is to joint venture with like-minded investors and industry experts with domain expertise within niche and nuanced asset classes. Horizon has constructed a top tier organization that has a demonstrated ability within venture lending. We look forward to our partnership and the opportunity to further diversify and fortify our portfolio for our investors,” said Scott B. Gold, Managing Director of Arena.

About Horizon Technology Finance

Horizon Technology Finance Corporation is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and cleantech industries. The investment objective of Horizon is to maximize its investment portfolio's return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Headquartered in Farmington, Connecticut, Horizon has regional offices in Pleasanton, California, Reston, Virginia and Boston, Massachusetts. Horizon's common stock trades on the NASDAQ Global Select Market under the ticker symbol "HRZN". To learn more, please visit www.horizontechfinance.com.

About Arena Investors LP

Arena is a global investment firm that seeks to originate debt investments in privately held middle-market businesses. Investments are “non-traditional,” flexibly structured, geographically & industry agnostic and typically considered to be “esoteric” illiquid positions. The firm follows an investment process that is fundamentals driven and capitalizes upon “process driven wrinkles,” “perceived risk” and other “special situations” in order to generate superior risk-adjusted returns. Arena has a flexible multi-strategy investment mandate to directly originate and execute corporate, specialty finance, real estate and energy investments. Transaction sizes typically range from $10 to $50 million. See www.arenaco.com for more information.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

Horizon Technology Finance	Investor Relations and Media Contacts:
Daniel R. Trolio	The IGB Group
Chief Financial Officer	Leon Berman
(860) 674-9977	(212) 477-8438
dtrolio@horizontechfinance.com	lberman@igbir.com